FIRST AMENDMENT TO REVOLVING CREDIT NOTE AND SECOND AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
THIS FIRST AMENDMENT TO REVOLVING CREDIT NOTE AND SECOND AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (this “Amendment”) is entered into as of October 17, 2018, by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (the “Borrower”), and PINNACLE BANK, a Tennessee banking corporation (the “Lender”).
RECITALS:
A.Borrower issued to the order of Lender that certain $12,000,000.00 Revolving Credit Note dated July 31, 2017 (the “Note”).

B.Borrower and the Lender entered into that certain Revolving Credit Loan Agreement dated as of July 31, 2017, as amended by that certain First Amendment to Revolving Credit Loan Agreement dated August 14, 2018 (the “Loan Agreement”). Capitalized terms not otherwise defined therein have the same meaning as set forth in the Loan Agreement.

C.Borrower has requested that Lender increase the maximum principal amount of the Note by $8,000,000.00 pursuant to Section 1.7 of the Loan Agreement.

D.The Borrower and the Lender desire to amend the Note and Loan Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.The maximum principal amount of the Note, as set forth in the upper right hand corner of the first page and within the first paragraph thereof, is hereby increased by $8,000,000.00 to $20,000,000.00.

2.All references to the principal amount of the Note, and the Loan amount, set forth within the Loan Agreement are hereby amended and restated to mean $20,000,000.00, including without limitation the following: (i) the description of the Loan in Section 1.1 of the Loan Agreement; and (ii) the definition of “Note” set forth within Section 9.1 of the Loan Agreement.

3.As a condition to the effectiveness of this Amendment, Borrower agrees to pay all fees and expenses set forth in the Closing Statement executed in connection with this Amendment.

4.The Note and Loan Agreement are not amended in any other respect.

5.The Borrower reaffirms the terms and provisions of the Note and Loan Agreement, as amended hereby, along with the other Loan Documents, and the Borrower agrees that such terms and provisions are valid and binding, enforceable in accordance with its terms and provisions, subject to no defense, counterclaim, or objection.

[signatures commence on following page]

ENTERED INTO as of the date first written above.

BORROWER: CUMBERLAND PHARMACEUTICALS INC.
By:	/s/ A.J. Kazimi
A.J. Kazimi,
Chief Executive Officer

LENDER: PINNACLE BANK
By:	/s/ Tim Bewley
Tim Bewley,
Senior Vice President

GUARANTOR ACKNOWLEDGEMENT

The undersigned Guarantor joins in the execution of this Amendment to acknowledge and agree that the guarantee of payment and performance of the obligations evidenced by the Note and Loan Agreement, as amended hereby, under that certain Guaranty dated as of July 31, 2017 (the “Guaranty”), remains in full force and effect and all obligations evidenced by the Guaranty continues to be binding upon the Guarantor.

BORROWER: CUMBERLAND PHARMA SALES CORP.
By:	/s/ A.J. Kazimi
A.J. Kazimi,
President